UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2020
______________________________
BRP Group, Inc.
(Exact name of registrant as specified in its charter)
______________________________

Delaware	001-39095	61-1937225
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)
4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607
(Address of principal executive offices) (Zip code)
(Registrant's telephone number, including area code): (866) 279-0698
Not Applicable
(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BRP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The following list sets forth information regarding all unregistered securities offered, sold or issued by BRP Group, Inc. (“BRP Group”) since June 30, 2020. No underwriters were involved in these sales. There was no general solicitation of investors or advertising, and BRP Group did not pay or give, directly or indirectly, any commission or other remuneration, in connection with the offering of these securities. In the transactions described below, the recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were or will be affixed to the issued securities.

•
On July 31, 2020, BRP Medicare Insurance III, LLC (“Medicare III”), a subsidiary of BRP Group, acquired substantially all of the assets of Medicare Insurance Advisors, Inc. (“MIA”), a Knoxville, Tennessee-based independent Field Marketing Organization for Medicare insurance solutions, pursuant to an Asset Purchase Agreement (the “MIA Purchase Agreement”). At the closing of the Partnership, BRP Group’s nomenclature for a strategic acquisition, the consideration paid for the Partnership comprised $2.3 million of cash and 25,491 shares of BRP Group’s Class A common stock. The securities issued as part of the consideration paid under the MIA Purchase Agreement are subject to contractual transfer restrictions for a period of time. Under the terms of the MIA Purchase Agreement, MIA will also have the opportunity to receive additional contingent earnout consideration of up to $4.2 million based on the achievement of certain post-closing revenue-focused performance measures, which contingent earnout consideration is payable in cash, shares of BRP Group’s Class A common stock or a combination of both at Medicare III’s sole option.

•
On November 5, 2020, Baldwin Krystyn Sherman Partners, LLC (“BKS”), a subsidiary of BRP Group, entered into an agreement (the “Insgroup Purchase Agreement”) to acquire all of the outstanding equity interests of Insgroup, Inc. (“Insgroup”), a Houston, Texas-based provider of commercial P&C insurance, employee benefits and private client solutions to middle-market companies and individuals. The Partnership is expected to close on November 30, 2020, subject to certain closing conditions. Pursuant to the terms of the Insgroup Purchase Agreement, the consideration for the Partnership comprises $100.4 million in cash, as well as 154,695 shares of BRP Group’s Class A common stock and 3,790,020 LLC units of BRP Group’s subsidiary, Baldwin Risk Partners, LLC (“BRP LLC”) (and the corresponding 3,790,020 shares of BRP Group’s Class B common stock to be issued pursuant to the terms of BRP LLC’s Third Amended and Restated Limited Liability Company Agreement, as amended), provided, that Insgroup may elect to decrease the number of shares of BRP Group’s Class A common stock to be included in the consideration for the Partnership, and increase the number of LLC units (and the corresponding shares of BRP Group’s Class B common stock) to be included in the consideration for the Partnership on a one-for-one basis with the decrease in the number of shares of BRP Group’s Class A common stock to be included in the consideration for the Partnership. Under the terms of the Insgroup Purchase Agreement, Insgroup will also have the opportunity to receive additional contingent consideration of up to $66.1 million based upon the achievement of certain post-closing revenue-focused performance measures, which contingent consideration is payable in cash, shares of BRP Group’s Class A common stock or a combination of both at BKS’ sole option. The securities to be issued as part of the consideration payable under the Insgroup Purchase Agreement will be subject to contractual transfer restrictions for a period of time.

The securities described above were offered to a limited number of investors, all of which had sufficient knowledge and experience in financial and business matters to make them capable of evaluating the merits and risks of the prospective investment, and for nominal consideration. The offer, sale and issuance, as applicable, of the securities described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRP GROUP, INC.

Date: November 12, 2020	By:	/s/ Kristopher A. Wiebeck
		Name:	Kristopher A. Wiebeck
		Title:	Chief Financial Officer